UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

Navient Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36228	46-4054283
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Justison Street, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 283-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On May 28, 2015, Navient Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) with the U.S. Securities and Exchange Commission (the “SEC”) to report the voting results of the Annual Meeting of Shareholders held on May 21, 2015 (the “Annual Meeting”), including, among other matters, an advisory, non-binding vote on the frequency of the advisory non-binding vote on the compensation paid to the Company’s “named executive officers” (“Say-On-Pay Vote”). This Current Report on Form 8-K/A is being filed with the SEC as an amendment to the Original Report to disclose the Company’s decision, in light of such vote, as to how frequently the Company will include a Say-On-Pay Vote in its proxy materials until the next required advisory and non-binding vote on the frequency of the Say-On-Pay Vote.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the Annual Meeting, the Company’s Shareholders cast an advisory, non-binding vote on whether the Say-On-Pay Vote should occur every 1, 2 or 3 years. In the proxy materials for the Annual Meeting, the Board of Directors recommended that the Company’s Shareholders cast their advisory and non-binding vote in favor of the Say-On-Pay Vote occurring on an annual basis. The results of the Shareholder vote on the frequency of the Say-On-Pay Vote are as follows:

Proposal 4 – Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation. Consistent with the Board of Directors’ recommendation, the Company’s shareholders approved, by an advisory vote, an annual frequency for the advisory vote on the compensation of its named executive officers, as follows:

1 Year	2 Years	3 Years	Abstain
313,041,597	5,298,245	21,355,603	121,434

In light of the results of the Shareholder vote, on July 30, 2015, the Board of Directors adopted a resolution to include a Say-On-Pay Vote on an annual basis until the next required advisory, non-binding vote on the frequency of the Say-On-Pay Vote. This Current Report on Form 8-K/A amends the Original Report solely for the purpose of disclosing the Company’s decision on the frequency of future Say-On-Pay Votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIENT CORPORATION

Date: August 4, 2015	By:	/s/ Mark L. Heleen
Mark L. Heleen
Executive Vice President, Chief Legal Officer and Secretary